Exhibit 10.39

FIRST AMENDMENT

THIS FIRST AMENDMENT (this “Amendment”) is made and entered into as of October 8, 2014, by and between BRE/HC LAS VEGAS PROPERTY HOLDINGS, L.L.C., a Delaware limited liability company (“Landlord”), and RIMINI STREET, INC., a Nevada corporation (“Tenant”).

RECITALS

A.
Landlord (as successor in interest to MS Crescent 3993 Hughes SPV, LLC, a Delaware limited liability company) and Tenant are parties to that certain office lease dated May 22, 2013 (the “Lease”).  Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 3,315 rentable square feet (the “Existing Premises”) described as Suite No. 780 on the seventh (7th) floor of the building commonly known as Hughes Center-3993 Howard Hughes Parkway located at 3993 Howard Hughes Parkway, Las Vegas, Nevada (the “Building”).

B.	The Lease will expire by its terms on October 31, 2019 (the “Existing Expiration Date”), and the parties wish to extend the term of the Lease on the following terms and conditions.

C.
The parties wish to expand the Premises (defined in the Lease) to include additional space, containing approximately 11,715 rentable square feet described as Suite No. 500 on the fifth (5th) floor of the Building and shown on Exhibit A attached hereto (the “Suite 500 Expansion Space”), on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.
Extension.  The term of the Lease is hereby extended through December 31, 2021 (the “Extended Expiration Date”).  The portion of the term of the Lease beginning on the date immediately following the Existing Expiration Date (the “Extension Date”) and ending on the Extended Expiration Date shall be referred to herein as the “Extended Term”.

2.	Suite 500 Expansion.

2.1
Effect of Suite 500 Expansion.  Effective as of the Suite 500 Expansion Effective Date (defined in Section 2.2 below), the Premises shall be increased from 3,315 rentable square feet on the seventh (7th) floor to 15,030 rentable square feet on the fifth (5th) and seventh (7th) floors by the addition of the Suite 500 Expansion Space, and, from and after the Suite 500 Expansion Effective Date, the Existing Premises and the Suite 500 Expansion Space shall collectively be deemed the Premises.  The term of the Lease for the Suite 500 Expansion Space (the “Suite 500 Expansion Term”) shall commence on the Suite 500 Expansion Effective Date and, unless sooner terminated in accordance with the Lease, end on the Extended Expiration Date.  From and after the Suite 500 Expansion Effective Date, the Suite 500 Expansion Space shall be subject to all the terms and conditions of the Lease except as provided herein.  Except as may be expressly provided herein, (a) Tenant shall not be entitled to receive, with respect to the Suite 500 Expansion Space, any allowance, free rent or other financial concession granted with respect to the Existing Premises, and (b) no representation or warranty made by Landlord with respect to the Existing Premises shall apply to the Suite 500 Expansion Space.

2.2
Suite 500 Expansion Effective Date.  As used herein, “Suite 500 Expansion Effective Date” means the earlier of (i) the first date on which Tenant conducts business in the Suite 500 Expansion Space, or (ii) December 15, 2014.  Notwithstanding the foregoing, if the Tenant Improvement Work (defined in Exhibit B attached hereto) is not Substantially Complete (defined in Exhibit B attached hereto) on or before the Suite 500 Expansion Effective Date, Tenant shall be entitled to receive a full abatement of Base Rent and Additional Rent for the Suite 500 Expansion Space with respect to the period beginning on December 15, 2014 and ending on the date that the Tenant Improvement Work is Substantially Complete (the “Late Completion Abatement Period”).

Notwithstanding the foregoing to the contrary, Tenant shall be permitted to take possession of the Suite 500 Expansion Space for the purpose of installing furniture, fixtures, equipment or other personal property in the Suite 500 Expansion Space during the period commencing no earlier than 14 days prior of the Substantial Completion of the Tenant Improvement Work (the “Beneficial Occupancy Period”) so long as Landlord is in receipt of a certificate of insurance from Tenant as required under the Lease with respect to the Suite 500 Expansion Space.  Possession of the Suite 500 Expansion Space during the Beneficial Occupancy Period shall be subject to the terms and conditions of the Lease.  However, except for the cost of services requested by Tenant (e.g. after-hours HVAC), Tenant shall not be required to pay Rent for the Suite 500 Expansion Space during the Beneficial Occupancy Period.  If at any time such entry shall cause disharmony, interference or union disputes of any nature whatsoever, or if Landlord shall, in Landlord’s reasonable judgment, determine that such entry, such work or the continuance thereof shall materially interfere with, hamper or prevent Landlord from proceeding with the completion of the Tenant Improvement Work at the earliest possible date, Tenant’s right to possession of the Suite 500 Expansion Space for the purpose of performing improvements or installing furniture, equipment or other personal property or the Permitted Use may be conditioned by Landlord in a manner that will avoid any such delay.

2.3
Confirmation Letter.  At any time after the Suite 500 Expansion Effective Date, Landlord may deliver to Tenant a notice substantially in the form of Exhibit C attached hereto, as a confirmation of the information set forth therein.  Tenant shall execute and return (or, by written notice to Landlord, reasonably object to) such notice within five (5) days after receiving it.

3.	Base Rent.

3.1	Existing Premises During Extended Term. With respect to the Existing Premises during the Extended Term, the schedule of Base Rent shall be as follows:

Period of Extended Term	Annual Rate Per Square Foot (rounded to the nearest 100th of a dollar)	Monthly Base Rent

November 1, 2019 through October 31, 2020	$41.52	$11,469.90
November 1, 2020 through October 31, 2021	$42.77	$11,815.21
November 1, 2021 through the Extended Expiration Date (i.e. December 31, 2021)	$44.05	$12,168.81

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

3.2	Suite 500 Expansion Space During Suite 500 Expansion Term. With respect to the Suite 500 Expansion Space during the Suite 500 Expansion Term, the schedule of Base Rent shall be as follows:

Period During Suite 500 Expansion Term	Annual Rate Per Square Foot (rounded to the nearest 100th of a dollar)	Monthly Base Rent
Suite 500 Expansion Effective Date through October 31, 2015	$34.80	$33,973.50
November 1, 2015 through October 31, 2016	$35.84	$34,988.80
November 1, 2016 through October 31, 2017	$36.92	$36,043.15
November 1, 2017 through October 31, 2018	$38.03	$37,126.79
November 1, 2018 through October 31, 2019	$39.17	$38,239.71
November 1, 2019 through October 31, 2020	$40.34	$39,381.93
November 1, 2020 through Extended Expiration Date (i.e. December 31, 2021)	$41.55	$40,563.19

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

Base Rent Abatement.  Notwithstanding anything in this Section of this Amendment Lease to the contrary, so long as an event of default has not occurred under the Lease, Tenant shall be entitled to an abatement of Base Rent in the amount of $33,973.50 per month for six (6) consecutive full calendar months of the Suite 500 Expansion Term, beginning with the second (2nd) full calendar month following the later to occur of the Suite 500 Expansion Effective Date and the last day of the last day of the Late Completion Abatement Period.  The total amount of Base Rent abated in accordance with the foregoing shall equal $203,841.00 (the “Abated Base Rent”).  If an event of default occurs at any time during the Suite 500 Expansion Term and Tenant fails to cure such event of default within any applicable cure period under the Lease, all unamortized Abated Base Rent (i.e. based upon the amortization of the Abated Base Rent in equal monthly amounts during the Suite 500 Expansion Term, without interest) shall immediately become due and payable.  The payment by Tenant of the Abated Base Rent in the event of a default shall not limit or affect any of Landlord’s other rights, pursuant to this Amendment, the Lease or at law or in equity.  Only Base Rent shall be abated, and all additional Rent (as defined in Section 4.A of the Lease) and other costs and charges specified in this Amendment and the Lease shall remain as due and payable pursuant to the provisions of this Amendment and the Lease.

4.	Additional Security Deposit; Letter of Credit.

4.1	Security Deposit. Landlord currently retains the sum of $57,681.00 as the Security Deposit, held by Landlord pursuant to Article 6 of the Original Lease.

4.2	Letter of Credit.

A.
General Provisions.  Concurrently with Tenant’s execution of this Amendment, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease, a standby, unconditional, irrevocable, transferable letter of credit (the “Letter of Credit”) in the form of Exhibit D hereto and containing the terms required herein, in the face amount of $203,841.00 (the “Letter of Credit Amount”), naming Landlord as beneficiary, issued (or confirmed) by a financial institution acceptable to Landlord in Landlord’s sole discretion, permitting multiple and partial draws thereon, and otherwise in form acceptable to Landlord in its sole discretion.  Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, renewal or extension) in the Letter of Credit Amount through the date (the “Final LC Expiration Date”) that is 60 days after the Extended Expiration Date, as the same may be extended.  If the Letter of Credit held by Landlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), Tenant shall deliver a new Letter of Credit or certificate of renewal or extension (a “Renewal or Replacement LC”) to Landlord not later than 60 days prior to the expiration date of the Letter of Credit then held by Landlord.  Any Renewal or Replacement LC shall comply with all of the provisions of this Section 4.2, shall be irrevocable, transferable and shall remain in effect (or be automatically renewable) through the Final LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion.

B.
Drawings under Letter of Credit.  Upon Tenant’s failure to comply with one or more provisions of the Lease, or as otherwise specifically agreed by Landlord and Tenant pursuant to this Lease or any amendment hereof, Landlord may, without prejudice to any other remedy provided in the Lease or by Law, draw on the Letter of Credit and use all or part of the proceeds to (a) satisfy any amounts due to Landlord from Tenant, and (b) satisfy any other damage, injury, expense or liability caused by Tenant’s failure to so comply.  In addition, if Tenant fails to furnish a Renewal or Replacement LC complying with all of the provisions of this Section 4.2 at least 60 days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) in accordance with the terms of this Section 4.2 (the “LC Proceeds Account”).

C.
Use of Proceeds by Landlord.  The proceeds of the Letter of Credit shall constitute Landlord’s sole and separate property (and not Tenant’s property or the property of Tenant’s bankruptcy estate) and Landlord may immediately upon any draw (and without notice to Tenant) apply or offset the proceeds of the Letter of Credit: (a) against any Rent payable by Tenant under this Lease that is not paid when due; (b) against all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease; (c) against any costs incurred by Landlord in connection with the Lease (including attorneys’ fees); and (d) against any other amount that Landlord may spend or become obligated to spend by reason of Tenant’s Default.  Provided Tenant has performed all of its obligations under the Lease, Landlord agrees to pay to Tenant within 45 days after the Final LC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied as allowed above; provided, that if prior to the Final LC Expiration Date a voluntary petition is filed by Tenant or any Guarantor, or an involuntary petition is filed against Tenant or any Guarantor by any of Tenant’s or Guarantor’s creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under the Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

D.
Additional Covenants of Tenant.  If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within 5 days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section 4.2, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in the Lease, the same shall constitute an incurable Default by Tenant.  Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

E.
Nature of Letter of Credit.  Landlord and Tenant (a) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof (including the LC Proceeds Account) be deemed to be or treated as a “security deposit” under any Law applicable to security deposits in the commercial context (“Security Deposit Laws”), (b) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (c) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

F.
Reduction in Letter of Credit Amount.  Provided that, during the 12 month period immediately preceding the effective date of any reduction of the Letter of Credit, Tenant has timely paid all Rent and no Default has occurred under this Lease which remains uncured following any applicable cure period (the “LC Reduction Conditions”), Tenant may reduce the Letter of Credit Amount so that the reduced Letter of Credit Amounts will be as follows: (a) $169,867.50 effective as of the first day of the 42nd full calendar month of the Suite 500 Expansion Term; (b) $135,894.00 effective as of the first day of the 54th full calendar month of the Suite 500 Expansion Term; (c) $101,920.50 effective as of the first day of the 66th full calendar month of the Suite 500 Expansion Term; (d) $33,973.50 effective as of the first day of the 78th full calendar month of the Suite 500 Expansion Term.  If Tenant is not entitled to reduce the Letter of Credit Amount as of a particular reduction effective date due to Tenant’s failure to satisfy the LC Reduction Conditions described above, then any subsequent reduction(s) Tenant is entitled to hereunder shall be reduced by the amount of the reduction Tenant would have been entitled to had Tenant satisfied the LC Reduction Conditions necessary for such earlier reduction.  Notwithstanding anything to the contrary contained herein, if Tenant has been in Default under this Lease at any time prior to the effective date of any reduction of the Letter of Credit Amount and Tenant has failed to cure such Default within any applicable cure period, then Tenant shall have no further right to reduce the Letter of Credit Amount as described herein.  Any reduction in the Letter of Credit Amount shall be accomplished by Tenant providing Landlord with a substitute letter of credit in the reduced amount or an amendment to the existing Letter of Credit reflecting the reduced amount.

G.
Cash Security Deposit.  Notwithstanding anything herein to the contrary, Tenant shall have the right to provide Landlord with a cash security deposit in the amount of $203,841.00 in lieu of a Letter of Credit.  In such event, the amount of the existing security deposit shall be increased from $57,681.00 to $261,522.00.  In such event, the reduction schedule for the $57,681.00 portion of the security deposit shall be in accordance with Article 6 of the Lease and the reduction schedule for the $203,841.00 portion of the security deposit shall be in accordance with Section 4.2 F above.

5.	Tenant’s Pro Rata Share. With respect to the Suite 500 Expansion Space during the Suite 500 Expansion Term, Tenant’s Pro Rata Share shall be 6.8565%.

6.	Operating Expenses.

6.1
Existing Premises During Extended Term.  With respect to the Existing Premises during the Extended Term, Tenant shall pay for Tenant’s Pro Rata Share of Excess Operating Expenses in accordance with the terms of the Lease; provided, however, that, with respect to the Existing Premises during the Extended Term, the Base Year for Operating Expenses shall be 2014.

6.2
Suite 500 Expansion Space During Suite 500 Expansion Term.  With respect to the Suite 500 Expansion Space during the Suite 500 Expansion Term, Tenant shall pay for Tenant’s Pro Rata Share of Operating Expenses in accordance with the terms of the Lease; provided, however, that (i) with respect to the Suite 500 Expansion Space during the Suite 500 Expansion Term, the Base Year for Operating Expenses shall be 2014; and (ii) Tenant shall not be required to pay Tenant’s Pro Rata Share of Operating Expenses for the Suite 500 Expansion Space during the Late Completion Abatement Period, if any.

7.	Improvements to Existing Premises and Suite 500 Expansion Space.

7.1
Configuration and Condition of Existing Premises and Suite 500 Expansion Space.  Tenant acknowledges that it is in possession of the Existing Premises and that it has inspected the Suite 500 Expansion Space, and agrees to accept each such space in its existing configuration and condition, without any representation by Landlord regarding its configuration or condition and without any obligation on the part of Landlord to perform or pay for any alteration or improvement, except as may be otherwise expressly provided in this Amendment.

7.2	Responsibility for Improvements to the Suite 500 Expansion Space. Landlord shall perform improvements to the Suite 500 Expansion Space in accordance with Exhibit B attached hereto.

8.
Option to Extend.  Tenant shall retain its existing one (1) renewal period for five (5) years as set forth in RIDER NO. 1, “OPTION TO EXTEND” of the Lease; provided, however, (a) all references to “Term” shall be deleted and “Extended Term” shall be substituted therefore; and (b) if Tenant has not previously exercised its right to terminate the Existing Premises in accordance with Section 3.D of the Original Lease, Tenant may exercise its Option to Extend with respect to the entire Premises less the Existing Premises.

9.
Parking.  In addition to Tenant’s rights under EXHIBIT E, “PARKING AGREEMENT” of the Lease, during the Suite 500 Expansion Term, Tenant shall be entitled to use twenty-three (23) additional unreserved covered parking spaces and twelve (12) additional unreserved uncovered parking spaces.  Tenant shall pay Landlord’s standard changes for any such additional parking (currently $70.00 per additional unreserved covered parking space per month and $45.00 per additional unreserved uncovered parking space per month); provided, however, (a) during the initial twelve (12) full calendar months of the Suite 500 Expansion Term, Tenant shall receive a fifty percent (50%) discount against the then current Parking Fees for such additional parking, and (b) during the thirteenth (13th) through twenty-fourth (24th) full calendar months of the Suite 500 Expansion Term, Tenant shall receive a twenty-five percent (25%) discount against the then current Parking Fees for such additional parking.  Except as provided herein to the contrary, Tenant’s use of the additional spaces shall be subject to Exhibit E of the Lease.

10.	Right of First Offer.

10.1
Grant of Option; Conditions.  Tenant shall have an on-going right of first offer (“Right of First Offer”) with respect to the space that is contiguous to the Suite 500 Expansion Space (the “Potential Offering Space”) on the 5th floor of the Building.  Tenant’s Right of First Offer shall be exercised as follows: At any time after Landlord has determined that a Potential Offering Space has become Available (defined below), but before leasing such Potential Offering Space to a third party, Landlord shall provide Tenant with written notice (the “Advice”) advising Tenant of the terms under which Landlord is prepared to lease such Potential Offering Space (an “Offering Space”) to Tenant for the remainder of the Extended Term, which terms shall reflect the Market Rental Rate (defined in Section C of Rider No. 1 to the Lease) rate for such Offering Space as reasonably determined by Landlord.  For purposes hereof, a Potential Offering Space shall be deemed to become “Available” as follows: (i) if such Potential Offering Space is not under lease to a third party as of the date of mutual execution and delivery of this Amendment, such Potential Offering Space shall be deemed to become Available when Landlord has located a prospective tenant that may be interested in leasing such Potential Offering Space; and (ii) if such Potential Offering Space is under lease to a third party as of the date of mutual execution and delivery of the Lease, such Potential Offering Space shall be deemed to become Available when Landlord has determined that the third-party tenant of such Potential Offering Space, and any occupant of such Potential Offering Space claiming under such third-party tenant, will not extend or renew the term of its lease, or enter into a new lease, for such Potential Offering Space.  Tenant may lease any Offering Space in its entirety only, under the terms set forth in the Advice, by delivering written notice of exercise to Landlord (the “Notice of Exercise”) within 7 business days after the date of the Advice, except that Tenant shall have no Right of First Offer, and Landlord shall not be required to provide Tenant with an Advice, with respect to any Potential Offering Space, if:

A.	Tenant is in default under the Lease beyond any applicable cure period when Landlord would otherwise deliver the Advice; or

B.	the Premises, or any portion thereof, is sublet when Landlord would otherwise deliver the Advice (except in connection with a Permitted Transfer); or

C.	the Lease has been assigned (except in connection with a Permitted Transfer) before the date on which Landlord would otherwise deliver the Advice.

10.2	Terms for Offering Space.

A.
The term for the Offering Space shall commence on the commencement date stated in the Advice and thereupon the Offering Space shall be considered a part of the Premises subject to the provisions of the Lease; provided, however, that the provisions of the Advice shall prevail to the extent they conflict with the provisions of the Lease.

B.
Tenant shall pay Base Rent and Additional Rent for the Offering Space in accordance with the provisions of the Advice, which provisions shall reflect the Market Rental Rate for the Offering Space as determined in Landlord’s reasonable judgment.

C.
Except as may be otherwise provided in the Advice, the Offering Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Offering Space or as of the date the term for the Offering Space commences.  If Landlord is delayed in delivering possession of the Offering Space by any holdover or unlawful possession of the Offering Space by any party, Landlord shall use reasonable efforts to obtain possession of the Offering Space, and the commencement date of the term for the Offering Space shall be postponed until the date Landlord delivers possession of the Offering Space to Tenant free from occupancy by any party.

10.3
Termination of Right of First Offer.  The rights of Tenant hereunder with respect to any Potential Offering Space shall terminate on the earliest to occur of: (i) the last day of the 53rd month of the Suite 500 Expansion Term, (ii) Tenant’s failure to exercise its Right of First Offer with respect to such Potential Offering Space within the 7 business day period provided in Section 10.1 above, or (iii) the date on which Landlord would have provided Tenant an Advice for such Potential Offering Space if Tenant had not been in violation of one or more of the conditions set forth in Section 10.1 above.  Notwithstanding anything herein to the contrary, if (a) Tenant failed to exercise its Right of First Offer within the 7 business day period provided in Section 10.1 above, and (b) Landlord does not enter into a lease for the Offering Space within a period of 6 months following the date of the Advice, Tenant shall once again (but subject to the outside date set forth in (i) above) have a Right of First Offer with respect to such Offering Space.  In addition, if Landlord enters into a lease for the Offering Space with a third party following Tenant’s failure to exercise its Right of First Offer within the 7 business day period provided in Section 10.1 above, Tenant shall once again (but subject to the outside date set forth in (i) above) have a Right of First Offer with respect to such Offering Space following the expiration or earlier termination of such third party lease.

10.4
Offering Amendment.  If Tenant exercises its Right of First Offer, Landlord shall prepare an amendment (the “Offering Amendment”) adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, rentable square footage of the Premises, Tenant’s Share and other appropriate terms in accordance with this Section 10.  A copy of the Offering Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the Offering Amendment to Landlord within 15 days thereafter, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Amendment is executed.

10.5
Subordination.  Notwithstanding anything herein to the contrary, Tenant’s Right of First Offer is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building existing on the date hereof.

11.	Monument Signage.

11.1
So long as (i) Tenant is not in default under the terms of the Lease; and (ii) Tenant has not assigned the Lease (except in connection with a Permitted Transfer) or sublet more than 25% of the Premises (except in connection with a Permitted Transfer), then Landlord shall install, for Tenant’s benefit and at Tenant’s cost, a signage panel (the “Panel”) identifying Tenant’s presence in the Building on the existing Building monument sign (the “Monument Sign”) located ___________________.  The exact location of Tenant’s Panel on the Monument Sign shall be determined alphabetically (i.e. starting with “A” names on the top of the Monument Sign.  Tenant, at its sole cost and expense, shall obtain all necessary building permits and zoning and regulatory approval in connection with the Panel.  Following installation of the Panel, Tenant shall remain liable for all costs related to the maintenance and, if applicable, illumination of the Panel.  Notwithstanding the foregoing, Landlord shall have the right to maintain the Panel with contractors selected by Landlord and to bill Tenant for the cost thereof as Additional Rent.

11.2
Tenant must obtain Landlord’s written consent to any proposed Panel prior to its fabrication and installation.  Landlord reserves the right to withhold consent to any Panel that, in the sole judgment of Landlord, is not harmonious with the design standards of the Building.  To obtain Landlord’s consent, Tenant shall submit design drawings to Landlord, showing the type and sizes of all lettering; the colors, finishes and types of materials used; and (if applicable and Landlord consents) any provisions for illumination.

11.3
If during the Term (and any extensions thereof) (a) Tenant is in default under the terms of the Lease after the expiration of applicable cure periods; or (b) Tenant fails to continuously occupy the Premises; or (c) Tenant assigns the Lease (except in connection with a Permitted Transfer) or subleases more than 25% of the Premises (except in connection with a Permitted Transfer), then Tenant’s rights granted herein will terminate and Landlord may remove any Panel at Tenant’s cost.  Tenant agrees upon the expiration date or sooner termination of this Lease, upon Landlord’s request, to remove the Panel and repair any damage to the Monument Sign at Tenant’s sole cost and expense.  Notwithstanding the foregoing, Landlord shall have the right to perform any removal or restoration work with contractors selected by Landlord and to bill Tenant for the cost thereof as additional Rent.

11.4
Landlord may, at any time during the Term (or any extension thereof), upon five (5) days prior written notice to Tenant, relocate the position of Tenant’s Panel on the Monument Sign in order to keep the alphabetical listing order intact.  The cost of such relocation of Tenant’s Panel shall be paid by Landlord.

12.
Other Pertinent Provisions.  Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

12.1
Early Termination/Right to Terminate.  Section 3.E., “Right to Terminate” of the Lease is hereby deleted in its entirety and of no further force and effect.  Tenant shall retain its early termination right under Section 3.D.  of the Lease, provided that such right to terminate shall only apply to the Existing Premises (i.e. the 3,315 rentable square feet described as Suite No. 780).

12.2
Discounted Hourly HVAC Charge.  Effectively as of January 1, 2015, the Discounted Hourly HVAC charge per calendar year set forth in Section 7.A (2) of the Lease shall be applicable to both the Existing Premises and the Suite 500 Expansion Space during the Term, as extended by this Amendment.

12.3	Notice Addresses. Any notice required under the terms of the Lease to b3e sent to Landlord shall be sent to the following addresses:

BRE/HC LAS VEGAS PROPERTY HOLDINGS, L.L.C.
3800 Howard Hughes Parkway
Suite 150
Las Vegas, NV 89169
Attn: Property Manager

with copies to:

BRE/HC LAS VEGAS PROPERTY HOLDINGS, L.L.C.
c/o Equity Office
Two North Riverside Plaza
Suite 2100
Chicago, IL 60606
Attn: Managing Counsel

and

Equity Office
Two North Riverside Plaza
Suite 2100
Chicago, IL 60606
Attn: Lease Administration

13.	Miscellaneous.

13.1
This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein.  There have been no additional oral or written representations or agreements.  Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.

13.2	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

13.3	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

13.4
Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant.  Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.

13.5	Capitalized terms used but not defined in this Amendment shall have the meanings given in the Lease.

13.6
Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers (other than Colliers International) claiming to have represented Tenant in connection with this Amendment.  Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.  Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

BRE/HC LAS VEGAS PROPERTY HOLDINGS, L.L.C., a Delaware limited liability Company

By:	/s/ John Woo
	Name:	John Woo
	Title:	VP Portfolio Management

TENANT:

RIMINI STREET, INC., a Nevada corporation

By:	/s/ Seth A. Raven

Name:		Seth A. Raven

Title:		CEO

EXHIBIT A

OUTLINE AND LOCATION OF SUITE 500 EXPANSION SPACE

EXHIBIT B

WORK LETTER

As used in this Exhibit B (this “Work Letter”), the following terms shall have the following meanings: “Agreement” means the Lease of which this Work Letter is a part.  “Premises” means the Suite 500 Expansion Space only.  “Tenant Improvements” means all improvements to be constructed in the Premises (i.e. the Suite 500 Expansion Space) pursuant to this Work Letter.  “Tenant Improvement Work” means the construction of the Tenant Improvements, together with any related work (including demolition) that is necessary to construct the Tenant Improvements.

1.          COST OF TENANT IMPROVEMENT WORK.  Except as provided in Section 3.3.3 below, the Tenant Improvement Work shall be performed at Landlord’s expense.

2.          PLANS.

2.1          Approved Pricing Plan.  Landlord and Tenant acknowledge that they have approved the space plan and pricing plan (the “Approved Pricing Plan”) prepared by Ethos Three Architecture (the “Architect”), dated August 11, 2014, and attached hereto as Exhibit B-1.  Tenant shall be responsible for ensuring that all elements of the design of the Approved Pricing Plan are suitable for Tenant’s use of the Premises, and neither the preparation of the Approved Pricing Plan by the Architect nor Landlord’s approval of the Approved Pricing Plan or Approved Construction Drawings (hereinafter defined) shall relieve Tenant from such responsibility.  Except as noted in the Approved Pricing Plan to the contrary, the Tenant Improvements shall be performed using building standard materials.

2.2          Construction Drawings.  If and to the extent deemed necessary by Landlord, or required by Law, based on the scope of the Tenant Improvement Work, Landlord shall cause the Architect to prepare and deliver to Tenant construction drawings that conform to the Approved Pricing Plan.  Tenant shall approve or disapprove the construction drawings by notice to Landlord within two (2) business days after Tenant’s receipt of the construction drawings.  If Tenant disapproves the construction drawings, Tenant’s notice of disapproval shall specify any revisions Tenant desires in the construction drawings.  After receiving such notice of disapproval, Landlord shall cause the Architect to revise the construction drawings, taking into account the reasons for Tenant’s disapproval (provided, however, that Landlord shall not be required to cause the Architect to make any revision to the construction drawings that is inconsistent with the Approved Pricing Plan or Landlord’s requirements for avoiding aesthetic, engineering or other conflicts with the design and function of the balance of the Building), and resubmit the construction drawings to Tenant for its approval.  Such revision and resubmission shall occur within 5 business days after Landlord’s receipt of Tenant’s notice of disapproval if such revision is not material, and within such longer period of time as may be reasonably necessary if such revision is material.  Such procedure shall be repeated as necessary until Tenant has approved the construction drawings; provided that if Tenant requires more than one set of revisions, the time required to prepare and obtain approval of the second and subsequent sets of revisions shall be considered to be a Tenant Delay.  The final plans approved by Landlord and Tenant for the Tenant Improvement Work (i.e. the Approved Pricing Plan or, if applicable, approved construction drawings) are referred to in this Work Letter as the “Approved Construction Drawings”.

2.3          Time Deadlines.  Tenant shall use its best efforts to cooperate with Landlord and its architect, engineers and other consultants to complete all phases of the plans and obtain the permits for the Tenant Improvement Work as soon as possible after the execution of this Agreement, and Tenant shall meet with Landlord, in accordance with a schedule determined by Landlord, to discuss the parties’ progress.

3.          CONSTRUCTION.

3.1          Contractor.  A contractor designated by Landlord (the “Contractor”) shall perform the Tenant Improvement Work.  In addition, Landlord may select and/or approve of any subcontractors, mechanics and materialmen used in connection with the performance of the Tenant Improvement Work.

3.2          Cost of Tenant Improvement Work.  Except as provided in Section 3.3.3 below, the Tenant Improvement Work shall be performed at Landlord’s expense.

3.3          Construction.

3.3.1          Over-Allowance Amount.  Intentionally Omitted.

3.3.2          Landlord’s Retention of Contractor.  Landlord shall independently retain the Contractor to perform the Tenant Improvement Work in accordance with the Approved Construction Drawings.

3.3.3          Revisions to Approved Construction Drawings.  If Tenant requests any revision to the Approved Pricing Plan or Approved Construction Drawings (a “Revision”), Landlord shall provide Tenant with notice approving or reasonably disapproving such Revision, and, if Landlord approves such Revision, Landlord shall have such Revision made and delivered to Tenant, together with notice of any resulting change in the total cost associated with the Tenant Improvement Work, within five (5) business days after the later of Landlord’s receipt of such request or the mutual execution and delivery of this Agreement if such Revision is not material, and within such longer period of time as may be reasonably necessary (but not more than ten (10) business days after the later of such receipt or such execution and delivery) if such Revision is material, whereupon Tenant, within one business day, shall notify Landlord whether it desires to proceed with such Revision.  If Landlord has commenced performance of the Tenant Improvement Work, then, in the absence of such authorization, Landlord shall have the option to continue such performance disregarding such Revision.  Subject to the Landlord Contribution (hereinafter defined), Tenant shall reimburse Landlord, immediately upon demand, for any increase in the total cost associated with the Tenant Improvement Work that results from any Revision (including the cost of preparing the Revision).  It shall be deemed reasonable for Landlord to disapprove any proposed revision to the Approved Construction Drawings that, in Landlord’s reasonable judgment, would fail to comply with law or Landlord’s requirements for avoiding aesthetic, engineering or other conflicts with the design and function of the balance of the Building.

3.3.4          Notwithstanding anything herein to the contrary, Landlord has agreed to contribute up to $603,872.39 (the “Landlord Contribution”) toward the cost of the Tenant improvement Work, including: (a) the fees of the Architect and the engineers; (b) plan-check, permit and license fees relating to performance of the Tenant Improvement Work; (c) the cost of performing the Tenant Improvement Work, including after-hours charges, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions; and (d) the cost of any change to the Plans or Tenant Improvement Work required by Law.  So long as the cost of such Revisions to the Approved Pricing Plan or Approved Construction Drawings do not cause the total cost of the Tenant Improvement Work to exceed the Landlord Contribution, the cost of any Revisions shall be borne by Landlord.

3.3.5          Contractor’s Warranties.  Tenant waives all claims against Landlord relating to any latent defects in the Tenant Improvement Work.  Notwithstanding the foregoing or any contrary provision of the Lease, Landlord shall obtain a commercially reasonable one (1) year warranty from the Contractor with respect to the Tenant Improvement Work.  If, within the period covered by such warranty, Tenant provides notice to Landlord of any latent defect in the Tenant Improvements, Landlord shall, at Landlord’s expense, use reasonable efforts to enforce such right directly against the Contractor for Tenant’s benefit.

4.          COMPLETION.

4.1          Ready for Occupancy.  The Premises shall be deemed “Ready for Occupancy” upon the substantial completion of the Tenant Improvement Work.  Subject to Section 4.2 below, the Tenant Improvement Work shall be deemed to be “substantially complete” upon the completion of the Tenant Improvement Work pursuant to the Approved Construction Drawings (as reasonably determined by Landlord), with the exception of any details of construction, mechanical adjustment or any other similar matter the non-completion of which does not materially interfere with Tenant’s use of the Premises.

4.2          Tenant Delay.  If the substantial completion of the Tenant Improvement Work is delayed (a “Tenant Delay”) as a result of (a) Intentionally Omitted; (b) Tenant’s failure to timely approve any matter requiring Tenant’s approval; (c) any breach by Tenant of this Work Letter or the Lease; (d) any change (or Tenant’s request for any change) in the Approved Construction Drawings (except to the extent such delay results from any failure of Landlord to comply with its obligations under Section 3.3.3 above); (e) Tenant’s requirement for materials, components, finishes or improvements that are not available in a commercially reasonable time given the anticipated date of substantial completion of the Tenant Improvement Work as set forth in this Agreement; (f) any change to the base, shell or core of the Premises or Project required by the Approved Construction Drawings; or (g) any other act or omission of Tenant or any of its agents, employees or representatives, then, notwithstanding any contrary provision of this Agreement, and regardless of when the Tenant Improvement Work is actually substantially completed, the Tenant Improvement Work shall be deemed to be substantially completed on the date on which the Tenant Improvement Work would have been substantially completed if no such Tenant Delay had occurred.

5.          MISCELLANEOUS.  Notwithstanding any contrary provision of this Agreement, if Tenant defaults under this Agreement before the Tenant Improvement Work is completed, Landlord’s obligations under this Work Letter shall be excused until such default is cured and Tenant shall be responsible for any resulting delay in the completion of the Tenant Improvement Work.  This Work Letter shall not apply to any space other than the Premises.

EXHIBIT B-I

APPROVED PRICING PLAN

EXHIBIT C

NOTICE OF LEASE TERM DATES

______________, 20__

To:          ______________
                ______________
                ______________
                ______________

Re:          First Amendment (the “Amendment”), dated _________________, 20__, to a lease agreement dated May 22, 2013, between BRE/HC LAS VEGAS PROPERTY HOLDINGS, L.L.C., a Delaware limited liability company (“Landlord”), and RIMINI STREET, INC., a Nevada corporation (“Tenant”), concerning Suite 500 on the fifth (5th) floor of the building located at 3993 Howard Hughes Parkway, Las Vegas, Nevada (the “Suite 500 Expansion Space”).

Lease ID:
Business Unit Number:

Dear ________________:

In accordance with the Amendment, Tenant accepts possession of the Suite 500 Expansion Space and confirms that (a) the Suite 500 Expansion Effective Date is _________, 20__, and (b) the Extended Expiration Date is _________, 20__.

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention.  Please note that, under Section 2.3 of the Amendment, Tenant is required to execute and return (or reasonably object in writing to) this letter within five (5) days after receiving it.

“Landlord”:

,
__________________________________________________,
a____________________________________________

	By:	_______________________________________________________________

	Name:	_______________________________________________________________

	Title:	_______________________________________________________________

Agreed and Accepted as
of ________, 20__.

“Tenant”:

RIMINI STREET, INC., a Nevada corporation

By:____________________________

Name:__________________________

Title:___________________________

EXHIBIT D

SAMPLE LETTER OF CREDIT

________________________
[Name of Financial Institution]

Irrevocable Standby
Letter of Credit
No. __________________
Issuance Date: _________
Expiration Date: ________
Applicant: RIMINI STREET, INC., a Nevada corporation

Beneficiary

BRE/HC LAS VEGAS PROPERTY HOLDINGS, L.L.C.
3800 Howard Hughes Parkway
Suite 150 Las Vegas, NV 89169
Attn: Property Manager

with a copy to:

BRE/HC LAS VEGAS PROPERTY HOLDINGS, L.L.C.
c/o Equity Office
Two North Riverside Plaza
Suite 2100
Chicago, IL 60606
Attn: Treasury Department

Ladies/Gentlemen:

We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of ______________ U.S. Dollars ($______________) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.	An original copy of this Irrevocable Standby Letter of Credit.
2.          Beneficiary’s dated statement purportedly signed by an authorized signatory or agent reading: “This draw in the amount of ______________ U.S. Dollars ($______________) under your Irrevocable Standby Letter of Credit No. ______________ represents funds due and owing to us pursuant to the terms of that certain lease by and between BRE/HC LAS VEGAS PROPERTY HOLDINGS, L.L.C., a Delaware limited liability company, as landlord, and RIMINI STREET, INC., a Nevada corporation, as tenant, and/or any amendment to the lease or any other agreement between such parties related to the lease.”

It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least 60 days prior to such expiration date or applicable anniversary thereof, we notify you in writing, by certified mail return receipt requested or by recognized overnight courier service, that we elect not to so renew this Irrevocable Standby Letter of Credit.  A copy of any such notice shall also be sent, in the same manner, to: Equity Office, 2 North Riverside Plaza, Suite 2100, Chicago, Illinois 60606, Attention: Treasury Department.  In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit in accordance with 1 and 2 above in the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by an authorized signatory or agent of Beneficiary stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease.  We further acknowledge and agree that: (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary’s signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to transfer your interest in this Irrevocable Standby Letter of Credit from time to time and more than one time without our approval and without charge.  In the event of a transfer, we reserve the right to require reasonable evidence of such transfer as a condition to any draw hereunder.

This Irrevocable Standby Letter of Credit is subject to the International Standby Practices (ISP98) ICC Publication No. 590.

We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at _________________________________________ to the attention of ______________________.

Very truly yours,

[name]

[title]